                                                                    Exhibit 99.1


                   AGREEMENT TO PURCHASE AND SELL REAL ESTATE

EXECUTED AMONG TANDYCRAFTS, INC. AND TANDYCRAFTS MEXICO, S.A. DE C.V. (JOINTLY REFERRED TO AS THE "SELLERS") AND INTERNATIONAL WIRE GROUP, INC. (THE "BUYER"), IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

                                 R E C I T A L S

      I.    SELLERS represent that:

a) Tandycrafts, Inc. ("TANDYCRAFTS") is a company incorporated in accordance with the laws of the State of Delaware, United States of America and Tandycrafts has filed a petition seeking relief under United States bankruptcy laws.

b) Tandycrafts de Mexico, S.A. de C.V. ("TANDYCRAFTS MEXICO") is a commercial company duly incorporated pursuant to the laws of Mexico, as evidenced under public instrument No. 8,825 dated October 22, 1998, granted before Mr. Joaquin Soria Hernandez, Jr. Notary Public No. 2 for the City of Durango, State of Durango and duly registered in the Public Registry of Property and Commerce under inscription No. 14043 of 76 pages of the third book of the Second Auxiliary of Commerce Take 43, Fourth Section, Durango, Durango on October 27, 1998.

c) Tandycrafts Mexico's legal representative herein, Mr. Dieter Fritz Wilhem Bieck Shutt, has been granted sufficient authority to enter into this Agreement, and Tandycrafts' legal representative herein, Mr. Michael Walsh, has been granted sufficient authority to enter into this Agreement.

d) Tandycrafts is the legitimate owner of the real estate with a surface of approximately 27 acres in size with three industrial buildings totaling approximately 158,000 square feet and Tandycrafts Mexico is the legitimate owner of the three industrial buildings totaling approximately 158,000 square feet located on the land (collectively, the land and the buildings are referred to as the "PROPERTY") located at km 2.5 of the Durango-Gomez Palacio Highway, comprising lots 1, 2, 3, 4 and 6 of colonia "Las Espinas" of the "Labor de Guadalupe" section of the Municipality of Durango, State of Durango, Mexico, with the land more particularly described with the limits and measures described in Public Deed 8,825.

e) Seller may freely dispose of the Property, subject to Bankruptcy Court approval, and in this sale contract agree to sell the Property to Buyer under the terms and conditions set forth in this Agreement, subject to Bankruptcy Court approval.

      II.   Buyer represents that:

a) It is a company incorporated in accordance with the laws of the state of Delaware, United States of America.

b) Their representatives have been granted sufficient authority to execute and bind its principal in the terms of this Agreement.

c) It desires to have the right to purchase the Property from Seller, on the terms and conditions and for the consideration stated herein.

      NOW, THEREFORE, the parties execute this Agreement to be subject to the following:

                                  C L A U S E S

      FIRST. PURPOSE. The SELLERS are bound and obliged to sell, convey and transfer title to the Property and the BUYER is bound and obligated to purchase and accept title to the Property under the terms set forth herein subject to the approval and procedures set forth in the Second Clause. The parties agree to execute such other documents as may be necessary to convey and transfer title to the Property on or before August 15, 2001 ("CLOSING DATE") pursuant to the terms hereunder and subject to the approval and procedures set forth in the Second Clause. On the Closing Date, upon the receipt of the Consideration (as defined in the Third Clause), Sellers shall transfer good and marketable title to the Property to the Buyer free and clear of all liens, claims and encumbrances. The terms hereunder shall be treated as the terms of the purchase and sale with respect to the Property upon the Closing Date, subject to the approval and procedures set forth in the Second Clause.

      SECOND. CONDITIONS TO CLOSING.

      (a) Buyer's and Sellers' obligations under this Agreement are subject to the approval of the United States Bankruptcy or District Court (the "BANKRUPTCY COURT") with jurisdiction over the pending Chapter 11 case of Tandycrafts, Inc., currently pending in the United States Bankruptcy Court for the District Court for the District of Delaware, Case Nos. BK01-1764, BK01-1766, and BK01-1767. As promptly as possible after the date hereof, but in no event later than 5 business days, the Sellers shall file a motion with the Bankruptcy Court seeking entry of (i) an order (the "BIDDING PROCEDURES ORDER") approving the Bidding Procedures set forth on Annex 2 hereto and the Break Up Fee (as defined below) and (ii) an order (the "SALE ORDER") ratifying the terms of this Agreement and approving the sale of the Property to Buyer. The Bidding Procedures Order and the Sale Order shall be in form and substance reasonably satisfactory to Buyer.

      (b) Buyer's obligations under this Agreement are subject to the fulfillment of the following:

            (i) The representations and warranties of Sellers shall be true and correct in all material respects;

            (ii) There shall be no material adverse change in the physical condition or condition of title to the Property (including without limitation, the imposition of any lien

      (other than Permitted Liens)) or the occurrence or existence of any event or circumstance that could have a material adverse impact on the use of the Property for manufacturing uses as currently contemplated by the Buyer;

            (iii) Receipt of a title opinion of Barrara, Siqueiros y Torres Landa, counsel to the Sellers in form and substance reasonably satisfactory to Buyer, substantially in the form of Annex 3 attached hereto;

            (iv) Receipt of Certificado de Libertad de Gravamenes dated no earlier than two (2) days prior to Closing (or such earlier date as is reasonably acceptable to Buyer) stating that all property and related taxes associated with the use of the Property have been paid;

            (v) Receipt of a certificate of the Federal water authority stating that the concession to exploit and use the national waters in connection with the water well on the Property has been granted and that all taxes, fees and charges related to the use of such well have been paid; provided, however, if such concession has not been granted prior to closing, (a) a certificate of Sellers stating that the application for such concession has been completed and filed and that such concession when issued based on such filing will be, to the best of Sellers' knowledge, valid, true and correct in all material respects, and (b) an opinion of Barrera, Siqueiros y Torres Landa stating that to the best of such firm's knowledge and in accordance with applicable laws, all actions necessary to obtain such concession have been taken to the date of the opinion;

            (vi) Receipt of evidence reasonably satisfactory to Buyer that the attachment over the Property ordered by the Fourth Commercial Court of Durango, Dgo. to secure a claim by GARDIMAR, S.A. de C.V. of the amount of Ps $968,625.93 MexCy., which has been recorded under number 10514, Book 313 of Mortgages in the Public Registry of Property for Durango has been released; and

            (vii) Receipt of all material building permits relating to the Property, including but not limited to building, zoning and operational permits.

This Agreement shall be subject to higher and better offers pursuant to the Bidding Procedures. Should the Sellers accept a bid for the Property from a party other than Buyer or its affiliates (an "OVERBIDDER"), Buyer shall receive a break-up fee in the amount of $125,000 (the "BREAK UP FEE") from the Sellers. In the event that this Agreement is terminated due to a breach of any Seller hereunder, Buyer shall receive the Break Up Fee. Notwithstanding the foregoing, Buyer shall not be entitled to a Break Up Fee in the event that the Bankruptcy Court does not approve the sale of the Property to the Buyer or an Overbidder, if applicable, and the Sellers have acted in good faith and used their reasonable best efforts to cause the Bankruptcy Court to approve such sale. The Break Up Fee is Buyer's sole remedy against the Sellers.

      THIRD. PRICE. At the Closing Date, BUYER shall pay SELLERS the amount of $3,700,000.00 dollars (Three Million Seven Hundred Thousand Dollars 00/100, lawful currency of the United States of America), as total price due to the purchase and sale of the Property (the "CONSIDERATION"). Prior to Closing, Buyer and Sellers shall allocate the Consideration between the land and the buildings and therefore determine the amount that shall be paid to Tandycrafts for the land and the amount that shall be paid to Tandycrafts Mexico for the buildings. The above price for the buildings shall not include any applicable Value Added Tax.

      The portion of the Consideration allocated to the construction on the Property as per the appraisal to be prepared by an independent and authorized appraiser under Mexican law, will be subject to Value Added Tax (Impuesto al Valor Agregado), which the Buyer shall pay to the Seller on the Closing Date at the rate applicable on such date and which Value Added Tax (the "VAT AMOUNT") shall be in addition to the Consideration.

      BUYER shall pay the Consideration less the Guaranty Deposit (as defined in Clause Fourth below) and the VAT Amount to SELLERS at the Closing Date, by wire transfer to the account or accounts for each of the Sellers that SELLERS indicate BUYER in writing for such purposes, in immediately available funds and precisely in dollars, currency of the United States of America.

      FOURTH. GUARANTY DEPOSIT. BUYER shall deposit in an escrow account, within the two business days from the execution of this Agreement, the amount of $125,000.00 (One hundred and Twenty-Five Thousand Dollars currency of the United States of America), as guaranty deposit (the "GUARANTY DEPOSIT"). The escrow account shall be contracted with Allegiance Title Company, located at 1200 McKinney Avenue, Suite 1200, Dallas 75201, Texas, to the attention of Ann Garza. The Guaranty Deposit shall be held in escrow to be refundable together with the interests earned, as follows:

      a. To SELLERS at the Closing Date, as part of the price of the Property.

      b. To SELLERS, upon BUYER'S default and/or decision not to complete the purchase of the Property in the terms contemplated herein.

      c. To BUYER, upon SELLERS' default under this Agreement, the consummation of a sale to an Overbidder, or upon non-fulfillment of any of the Conditions to Closing.

      FIFTH. CLOSING OF THE PURCHASE AND SALE AGREEMENT. On the Closing Date, the parties shall formalize, directly, before a Notary Public appointed by the BUYER, the Final Purchase and Sale Agreement with the purpose of transferring the Property to the BUYER, in as good a physical state as it should be on the date of signature of this Agreement, without any limitation as its ownership, without any encumbrance and up to date in the payment of its taxes.

      SIXTH. RIGHTFUL VALUE. The parties consider that the price fixed to the Property purpose of this Promise, is the fair and rightful value of the property sold and they declare that there is no injury between them, waiving to the sanctions of annulment and rescission due to such cause.

      SEVENTH. ABSENCE OF LIENS/ENCUMBRANCES. The Property shall be transferred to the patrimony of the BUYER free of liens, encumbrances and liabilities, except with respect to such exceptions as Buyer approves. Except as set forth above and subject to the representations set forth in Clause Tenth, the Property is sold "AS IS".

      EIGHTH. DUE DILIGENCE. Prior to the signing of this Agreement, BUYER will have an opportunity to conduct and complete all audits, studies, inspections or investigations of the Property desired by BUYER, including on-site inspections by BUYER or BUYER's consultants ("DUE DILIGENCE"). The parties agree that BUYER is satisfied with its Due Diligence and will proceed with the sale and purchase described herein upon the satisfaction of the conditions described in the Second Clause.

      NINTH. ACCESS TO THE PROPERTY. On the Closing Date, SELLERS shall transfer the possession of the Property to the BUYER. Once the delivery of the Property takes place, SELLERS shall continue to have access and shall be able to continue to use free of charge the space and the installations of the Property as follows: Within thirty (30) days after the Closing Date, Sellers will have moved all of their equipment into a specified area of the main building, which area shall be mutually acceptable to Buyer and Sellers. Within forty-five (45) days after Closing Date, Sellers will have moved all of their equipment from the main building to an outbuilding which outbuilding shall be mutually acceptable to Buyer and Seller. Within sixty (60) days after Closing Date, Sellers will have moved all of their equipment off of the Property and Sellers shall have no further access to the Property without the express written consent of Buyer ("TRANSITION PERIOD"). During the Transition Period, BUYER shall maintain building casualty insurance and normal and customary liability insurance and SELLERS shall provide BUYER with customary liability insurance naming BUYER as an additional insured. In the event SELLERS do not vacate the Property at the end of the Transition Period, SELLERS shall pay BUYER, as conventional penalty, the amount of $50,000.00 dollars (Fifty Thousand Dollars, currency of the United States of America), per month, until they fully vacate the Property.

      TENTH. REPRESENTATIONS AND WARRANTIES BY SELLERS. SELLERS represent and warrant to BUYER that at the time of the execution of this Agreement and at the time of Closing:

      a) Tandycrafts Mexico is a corporation duly organized and validly existing under the laws of Mexico, and has all corporate powers to own its properties and to carry out its business as currently conducted. Tandycrafts is a corporation duly organized and validly existing under the laws of the United States of America, and has all corporate powers to own its properties and to carry out its business as currently conducted.

      b) That the execution of this Agreement and the agreements contemplated hereunder, have been duly authorized by all necessary corporate action, and constitute valid and binding obligations enforceable in accordance with their respective terms, subject to Bankruptcy Court approval and procedures.

      c) That neither the execution of this Agreement nor any other agreement contemplated hereunder constitute a violation of or default under any contract, commitment, judgment or award to which it is party or by which it is bound.

      d) That they have title to the Property and such Property is free and clear of options, pledges, mortgages, escrows, charges and encumbrances, except as otherwise set forth herein and no party, except as set forth herein, has or shall have any rights in or to acquire the Property;

      e) That there are no pending or, to Sellers' knowledge, no threatened judicial, municipal, or administrative actions, suits, proceedings or investigations with respect to which Seller is a party with respect to the Property, including, without limitation, proceedings for or involving collections, employment or labor disputes.

      f) That Sellers have delivered all material documents within their possession or control that relate to the Property. The Property information and all other documents delivered by Sellers to Buyer pursuant to this Agreement are and shall be true and complete in all material respects and, to the best of Sellers' knowledge, the information contained therein is and shall be true and complete in all material respects.

      g) That Sellers have not dealt with any broker in connection with the Property other than Imperial Capital, LLC ("IMPERIAL CAPITAL") or the transactions described herein and that no commissions are due in relation to said transactions other than a commission to Imperial Capital.

      h) That all bills and other payments due with respect to the ownership and maintenance of the Property have been paid as of the date of Closing or will be paid prior to or simultaneously to Closing.

      i) That, to the best of Sellers' knowledge, Sellers have no obligation to any governmental or quasi-governmental entities or any other person or entity which commitment relates to the Property and would survive the Closing and be a binding obligation of Buyer thereafter, in each case to pay or contribute property or money or to construct, install or maintain any improvements on or off the Property.

      j) The Property is, and the Sellers have operated the Property, in material compliance with all applicable laws, including without limitation, all applicable environmental and health and safety laws.

      k) Except as disclosed in Annex 4(a), Sellers have obtained all material local, municipal estate and federal permits, authorizations and licenses to own the manufacturing facility located in the Property, including, but not limited to such permits, authorizations or licenses relating to water, sewage, fire and electricity; provided all such permits and authorizations will have been obtained prior to Closing except those set forth in Annex 4(b). The Property is located in a zone that has all necessary approvals to operate as a manufacturing facility, including uso de suelo authorization.

      ELEVENTH. REPRESENTATIONS AND WARRANTIES BY BUYER. BUYER represents and warrants to SELLERS that at the time of the execution of this Agreement and at the time of Closing:

      a) It is a corporation duly organized and validly existing under the laws of the jurisdiction of its formation, and has all corporate powers to own their properties and to carry out their business as currently conducted.

      b) That the execution of this Agreement and the agreement contemplated hereunder, have been duly authorized by all necessary corporate action, and constitute valid and binding obligations enforceable in accordance with their respective terms.

      c) That neither the execution of this Agreement nor any of the agreement contemplated hereunder constitute a violation of or default under any contract, commitment, judgment or award to which it is party or by which it is bound.

      d) That other than David Gibbons, Buyer has not dealt with any broker in connection with the Property or the transactions described herein and that no commissions are due in relation to said transactions.

      TWELFTH. NOTICES. All notices or other communications required or permitted to be given to any party pursuant to this Agreement shall be in writing and any such notice shall be deemed given when delivered personally by hand, courier or overnight delivery service, sent by telex, telegram or facsimile or by registered or certified airmail, postage prepaid, or three (3) days after being mailed by certified or registered mail, postage prepaid, return receipt requested, directed as follows:

      BUYER: International Wire, Attn: Daniel Weber, 101 South Hanley, St. Louis, MO 63105.

      SELLERS: Tandycrafts, Inc., Attn: Michael J. Walsh, Chief Executive Officer, 1400 Everman Parkway, Fort Worth, Texas 76140, with a copy to Proskauer Rose LLP, Attn: Scott Rutsky, 1585 Broadway, New York, New York 10036-8299.

      THIRTEENTH. ASSIGNMENT. This Agreement will bind and benefit the parties, as well as their respective successors and assignees, PROVIDED, HOWEVER, that neither party shall have the right to assign its rights and obligations hereunder without the prior written consent of the other party, except that Buyer shall have the right to assign its rights and obligations to any of its affiliates or subsidiaries by supplying Seller with three (3) days prior written notice to that effect; provided, further that the representations and warranties set forth Clause Eleventh will be true and correct with respect to such assignee, and such assignee and International Wire Group, Inc. shall remain jointly and severally liable for Buyer's obligations hereunder.

      FOURTEENTH. FEES AND EXPENSES. Each of the parties shall bear its own legal, accounting, broker and other costs incurred in connection with the appropriation of this Agreement. All other expenses, taxes, rights and fees derived from the issuing of the final purchase and sale public deed must be on behalf of the BUYER, except for Income Tax or other taxes or duties imposed on the Seller by operation of law.

      FIFTEENTH. GOVERNING LAW/ARBITRATION. This Agreement shall in all respects be governed by and construed in accordance with the laws of Durango, Mexico applicable to agreements made and to be performed entirely or partially within such country, without prejudice to the conflict of laws principles of such country.

      SIXTEENTH. ABSENCE OF LIENS/ENCUMBRANCES. The Property shall be transferred to the patrimony of the BUYER in the physical and legal condition as it is currently in, and BUYER waives in accordance with Article 6 of the Civil Code of the Federal District of Mexico the right to indemnification contemplated under Article 2119 and others under Chapter II, Title Fourth, Book Fourth of such Code.

      Any dispute arising in connection with the interpretation, construction, validity or termination of this Agreement shall be submitted to senior management representatives of the parties who will attempt to reach an amicable settlement within fourteen (14) calendar days after submission.

      If an amicable solution cannot be reached by negotiation, the dispute shall be finally settled by the Bankruptcy Court.

            [The Remainder of this Page is Intentionally Left Blank]

Being duly aware of the legal scope, force and contents of this Agreement, both parties execute it as of July _, 2001.

"SELLERS"                                        "BUYERS"
Tandycrafts, Inc.                                International Wire Group, Inc.


---------------------------                      -------------------------------
By:                                              By:


Tandycrafts Mexico, S.A. de C.V.


---------------------------
By:

                                     ANNEX 1
                       PUBLIC INSTRUMENTS OF THE PROPERTY

                                     ANNEX 2

This Agreement is subject to Bankruptcy Court approval and higher and better offers. The Bidding Procedures Order shall contain the following procedures respecting the sale of the Property (collectively, the "BIDDING PROCEDURES"):

         The purchase price of any initial bid by any third party must include consideration of at least the value of the consideration being offered by Buyer, plus additional consideration of not less than $150,000 (an "INITIAL MINIMUM OVERBID") i.e. any Initial Minimum Overbid must be for consideration of at least $3,850,000.

         All bids (together with the Initial Minimum Overbid, each an "OVERBID") submitted at the Solicitation Conference (as defined below) including any by Buyer, must include additional consideration of at least $50,000 over the previous Overbid and meet the Initial Minimum Overbid requirement.

         Overbids shall not be conditioned on the outcome of any remaining or unperformed due diligence by the bidder. Overbids must not be subject to any financing contingencies. The Sellers will not be required to assume any payment risk whatsoever (acceptable methods of payment include letters of credit, cash escrow, or wire transfers).

         Prior to the Solicitation Conference described below, and by no later than the date set forth below, Overbids (other than those by Buyer) shall be accompanied by a cash deposit in the amount of $385,000 (the "DEPOSIT"). The Deposit and any interest thereon shall be applied to the Purchase Price if depositor is the successful purchaser and returned to any depositor, within three days after the Solicitation Conference, whose Overbid is not accepted by the Sellers as the Accepted Offer (defined below) or the Alternative Offer (defined below). In the event the successful bidder fails to consummate the sale (other than by reason of a material breach by the Sellers or non-entry of the Sale Order), the Sellers shall retain the Deposit and any interest earned thereon. Notwithstanding anything contained herein to the contrary, the Sellers are under no obligation to earn interest on the Deposit.

         Overbids shall be in writing in the form of the Agreement, marked thereon to show any and all proposed changes thereto. The terms of any Overbids must be substantially the same as those contained in the Agreement (except to the extent such changes are more favorable to the Sellers).

         Bidders must agree to maintain the confidentiality of (and not to use for its or any other person's benefit) any information or material regarding the Sellers, the Property or the Sellers' business, all according to a written agreement in form and substance reasonably satisfactory to the Sellers.

         Overbids (other than those by Buyer) shall be accompanied by appropriate evidence, reasonably satisfactory to the Sellers, or if a dispute arises, to the Bankruptcy Court, of the bidder's financial ability to conclude a transaction on or prior to the Closing Date contained in the Purchase Agreement (the "FINANCIALS").

         Overbids, together with the Financials, shall be delivered to counsel for the Sellers (with a copy to Buyer), with copies of the Overbid, so as to be received by them no later than noon on the date two days prior to the Sale Hearing, and no other Overbid shall be considered after such time without leave of the Bankruptcy Court; PROVIDED, HOWEVER, that qualified bidders that submit timely Overbids and Buyer shall be permitted to make subsequent Overbids at the Solicitation Conference.

         A Solicitation Conference (the "SOLICITATION CONFERENCE") will be conducted on 12:00 noon on the date prior to the sale hearing (the "SALE HEARING") at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036. Only Buyer and any qualified bidder that has timely submitted a qualifying Overbid in conformity with the Bidding Procedures shall be entitled to participate in the Solicitation Conference. At the Solicitation Conference, the Sellers shall determine
         (i) the final highest and, best offer for the Property (the "ACCEPTED OFFER"), which shall be submitted for approval to the Bankruptcy Court at the Sale Hearing and (ii) the next highest and best offer for the Property, if any ("ALTERNATIVE OFFER"). The Sellers reserves the right to determine, in their sole discretion, which offer shall be submitted to the Bankruptcy Court as the highest and best offer and to reject, any time prior to entry of an order approving the sale, any offer which is deemed to be inadequate, or not in conformity with these terms and conditions, or contrary to the best interest of the estate.

         The Accepted Offer and the Alternative Offer shall remain open and irrevocable until the sale of the Property is fully consummated. If the offeror of the Accepted Offer is not ready, willing and able to consummate the purchase of the Property pursuant to the Accepted Offer on or before the Closing Date, the Sellers' acceptance of such offer shall be automatically revoked without penalty of any kind whatsoever to the Sellers. The offeror of the Accepted Offer shall forfeit its Deposit and the Sellers shall reserve its right to seek any additional damages permitted under law against such offeror, and the Alternative Offer shall become the Accepted Offer.

         The Sellers reserve the right, in their sole discretion, to modify or impose such other terms and conditions regarding Overbidders (including any overbid submitted by Buyer) up to and including the conclusion of the Solicitation Conference, as may be determined in the best interests of its estates, creditors and other parties in interest.

         The sale of the Property is subject to Bankruptcy Court approval. The Bankruptcy Court shall retain jurisdiction to determine all matters arising out of or relating to the making of an objection or a higher and better bid, and each person or entity by making such an objection or bid shall subject itself to the jurisdiction of the Bankruptcy Court with respect to all matters arising out of such objection or bid and all matters related thereto.

         Notice of the sale, the Sale Hearing, and the Bidding Procedures will be published once in THE WALL STREET JOURNAL (national edition) and DEL SOL DE DURANGO. In addition, the entities identified by the Sellers' professionals as likely purchasers will be notified of the transaction and those entities expressing an interest will be provided detailed information and an opportunity to bid on the Property.

                  DRAFT MEXICAN COUNSEL OPINION FOR TANDYCRAFTS


                                                                          [date]
International Wire, Inc.
101 South Hanley
St. Louis, MO  63105


Dear Sirs

            RE: AGREEMENT TO PURCHASE AND SELL REAL ESTATE WITH TANDYCRAFTS INC. AND TANDYCRAFTS DE MEXICO, S.A. DE C.V.

      We have acted as special counsel for Tandycrafts, Inc. ("Tandycrafts") and Tandycrafts de Mexico, S.A. de C.V. ("Tandycrafts/Mexico") in connection with the Agreement to Purchase and Sell Real Estate which International Wire Inc. has executed as of July _ 2001 (the "Purchase Agreement") with Tandycrafts and Tandycrafts/Mexico (jointly referred to as the "Companies").

      In so acting we have examined originals or copies of each of the following documents:

      (a)   The Purchase Agreement;

      (b) Notarial Instrument No. dated [_____________], 1999 granted before Mr. Notary Public No. for the city of Durango, Dgo, Mexico which bears the purchase by Tandycrafts of a real property located at _________________________ in Durango, Dgo. with an approximate surface area of (the "Property"); and

      (c) Certificate dated [_____________], 2001 with respect to liens over the Property issued by the Public Registry of Property for the city of Durango, Dgo. Mexico.

(items a) to c) of the above being hereinafter referred to as the "DOCUMENTS")

            For the purposes of this opinion, we have assumed:

      (a) that the Documents have been duly authorized, executed and delivered by each of the parties thereto; and

      (b) the genuineness of all signatures on all documents and the completeness, and the conformity to original documents, of all copies submitted to us.

      We are of the following opinion:

1.    Tandycrafts is the owner of the land comprising the Property; and

2. The Property is free and clear of any liens or encumbrances, or any other restriction of domain.

      This opinion is limited to matters of law of Mexico. We express no opinion with respect to the law of any other jurisdiction.

      This opinion is addressed to International Wire, Inc. and may only be relied on by you, and may not be disclosed or otherwise published without our prior written consent, except that copies of this opinion may be furnished to your independent auditors, legal counsel and appropriate regulatory authorities or pursuant to an order or legal process of any relevant governmental authority.

                                                     Sincerely yours,

                                         Barrera, Siqueiros y Torres-Landa, S.C.


                                         ---------------------------------------
                                         By: Eduardo Siqueiros T. Partner

                                     ANNEX 3

                                 FORM OF OPINION

                                   ANNEX 4(a)

                             EXCEPTIONS AT EXECUTION

1.    SEWAGE PERMIT

      There is no sewage discharge permit or registration, insofar as office water discharges go to a septic tank rather than to the municipal sewage.

2.    WATER PERMIT

      The Property has a permit for drilling a well, but the concession to exploit and use national waters is pending issuance.

3.    BUILDING PERMITS

      The Sellers are unable to locate the building permits relating to the Property.

                                   ANNEX 4(b)

                              EXCEPTIONS AT CLOSING

1.    SEWAGE PERMIT

      There is no sewage discharge permit or registration, insofar as office water discharges go to a septic tank rather than to the municipal sewage.

2.    WATER PERMIT

      The Property has a permit for drilling a well, but the concession to exploit and use national waters is pending issuance.